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                                                                    EXHIBIT 10.9

                             FIRST AMENDMENT TO THE
                   NISOURCE INC. 1994 LONG-TERM INCENTIVE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)

         WHEREAS, NiSource Inc. (the "Company") maintains the NiSource Inc. 1994 Long-Term Incentive Plan, as amended and restated effective January 1, 2000 (the "Plan");

         WHEREAS, pursuant to Section 20 of the Plan, the Company deems it to be in its best interests to amend the Plan as described below;

         NOW, THEREFORE, the Plan is hereby amended, effective October 1, 2001, as follows:

     1. Section 14 of the Plan is amended to read as follows:

                  DIVIDEND EQUIVALENTS. From and after the date, if any, specified in an applicable contingent stock award agreement, the holder of such contingent stock award shall receive a distribution of an amount equivalent to the dividends payable in cash or property (other than stock of the Company) that would have been payable to the holder with respect to the number of Common Shares subject to such award, had the holder been the legal owner of such Common Shares on the applicable date on which such dividend is declared by the Company on Common Shares. Any such dividend equivalent payable in cash or property (other than stock of the Company) shall be payable directly to the holder of the contingent stock award at such time, in such form, and upon such terms and conditions, as are applicable to the actual cash or property dividend actually declared with respect to Common Shares. Any participant entitled to receive a cash dividend equivalent pursuant to his contingent stock award agreement may, by written election filed with the Company, at least ten days prior to the date for payment of such dividend equivalent, elect to have such dividend equivalent credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company. Appropriate adjustments with respect to awards shall be made to give effect to the payment of stock dividends as set forth in subsection 3(b) above.

     2. Section 17 of the Plan is amended to read as follows:

                  17. EMPLOYMENT RIGHTS. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in employment with the Company or affect any right which his employer or the Company may have to terminate the employment of such participant. For purposes of the Plan, termination of employment shall be deemed to occur on the date the recipient of an award last performed services for the Company or his employer affiliated with the Company and shall not be deemed to include any period during which the recipient is entitled to receive severance pay from the Company or any such affiliate.


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     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its duly authorized officer, on this 22nd day of October, 2001.


                                             NiSource Inc.


                                             By:  /s/ Stephen P. Adik
                                                 -----------------------------

                                             Its: Vice Chairman
                                                 -----------------------------


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                                SECOND AMENDMENT
                              TO THE NISOURCE INC.
                         1994 LONG-TERM INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)



          WHEREAS, NiSource Inc. (the "Company") maintains the NiSource Inc. 1994 Long-Term Incentive Plan, as amended and restated effective January 1, 2000, and further amended effective October 1, 2001 (the "Plan");


          WHEREAS, pursuant to Section 20 of the Plan, the Company deems it to be in its best interest to amend the Plan for clarification purposes as described below;


          NOW THEREFORE, Section 6 of the Plan is amended, effective January 1, 2001, by the addition of the following sentence at the end thereof:


          "The limitations set forth in this Section 6 shall relate only to years or other periods of time in which such awards constitute applicable employee remuneration under Internal Revenue Code Section 162(m).


          IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed on its behalf, by its duly authorized officer, on this 25th day of January, 2002.


                                        NISOURCE INC.



                                        By:   /s/ Stephen P. Adik
                                           ------------------------------


                                        Its:  Vice Chairman
                                           ------------------------------